Exhibit 10.2

LOCK UP AGREEMENT

July 29, 2020

This agreement (the “Lock Up Agreement”) is being delivered to you in connection with an understanding by and between Hudson Capital Inc., a British Virgin Islands corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to (a) the Placement Agent Agreement, dated July 29, 2020, by and among the Company and Chardan Capital Markets LLC (“Chardan”), in connection with a registered direct offering (the “Offering”) of the Company, (b) that certain Securities Purchase Agreement by and between the Company and the Holder, dated July 29, 2020 (the “Purchase Agreement”), pursuant to which the Holder acquired shares of Common Stock of the Company (“Shares”) pursuant to the registration statement on Form F-3 (File No. 333-233408) (“Registration Statement”) and the prospectus supplement relating to the Offering. Capitalized terms not defined herein shall have the meaning as set forth in the Purchase Agreement, unless otherwise set forth herein.

The Holder agrees solely with the Company that starting at the time of the public announcement of the final pricing (the “Effective Date”) and ending at 4:00 pm (New York City time) on August 28, 20201 (such period, the “Restricted Period”), neither the Holder, nor any affiliate of such Holder which (x) had or has knowledge of the transactions contemplated by the Purchase Agreement, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Securities, or (z) is subject to such Holder’s review or input concerning such affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period, any shares of Common Stock or Common Stock Equivalents held by such Holder or such Holder’s Trading Affiliates.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Lock Up Agreement must be in writing and shall be given in accordance with the terms of the Purchase Agreement; provided that with respect to any notices, consents, waivers or other communications to be made by the Company to the Holder, such notice, consent, waiver or other communication shall be delivered to the Holder at the facsimile number or e-mail address provided on the signature page hereto.

This Lock Up Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Lock Up Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Lock Up Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

1 30 days.

The terms of this Lock Up Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Lock Up Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Lock Up Agreement shall be governed by the applicable provisions of the Purchase Agreement.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Lock Up Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Lock Up Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

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The parties hereto have executed this Lock Up Agreement as of the date first set forth above.

Sincerely,

Hudson Capital Inc.

By:
Name:	Warren Wang
Title:	Chief Executive Officer

Agreed to and Accepted:

“HOLDER”

By:
Name:
Title:

Fax Number:
Email Address:

Acknowledged:

Chardan Capital Markets LLC
By:	Chardan Capital Markets LLC

By:
Name:
Title:

.